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                                                                   EXHIBIT 10.18


                           STOCK DISPOSITION AGREEMENT

         THIS AGREEMENT ("Agreement") is effective as of the 2nd day of June, 1997 and is by and among A.O.C. CORPORATION, a Texas corporation ("Pledgor"), LENNOX INTERNATIONAL INC., a Delaware corporation ("Lennox"), and COMPASS BANK, a state bank chartered under the laws of the State of Texas, with its principal office located in Dallas, Texas (the "Bank").

                             PRELIMINARY STATEMENTS:

         WHEREAS, Pledgor is the owner of common shares of the capital stock of Lennox and has pledged 30,000 of such shares to the Bank for the benefit of Borrower (said 30,000 shares, together with any additional shares that may hereafter be pledged by Pledgor to the Bank as collateral for the Loan [defined below], are referred to herein collectively as the "Pledged Stock"); and

         WHEREAS, it is the desire of the parties hereto that the Bank make a loan to AOC Development, L.L.C., a Delaware limited liability company (the "Borrower") in the principal amount of $20,950,900.00 (the "Loan"), pursuant to a Loan Agreement (the "Loan Agreement") dated of even date herewith by and between Borrower and Lender, which Loan shall be evidenced by a promissory note dated of even date herewith (together with any and all renewals, extensions, modifications and replacements thereof, the "Note") and secured by, among other things, the Pledged Stock pursuant to a Stock Pledge Agreement executed by Pledgor and delivered to Bank and dated of even date herewith (the "Security Agreement"); and

         WHEREAS, Lennox has determined that it is in its best interests to enter into this Agreement to make provision for the potential future disposition of its stock; and

         WHEREAS, the Pledged Stock is subject to certain restrictions, including a right of first refusal in favor of Lennox under the terms of its Certificate of Incorporation; and

         WHEREAS, the Pledged Stock has value to the Bank as security only to the extent that the Bank can be assured that, upon the occurrence of an Event of Default under the Loan Agreement, there will be available a ready buyer or market for the Pledged Stock.

         NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS:

         1. Conditions on the Ownership and Restrictions on the Transfer of the Pledged Stock. The Pledgor's ownership and the rights of the Bank with respect to the Pledged Stock are subject to the following:

                  (a) Pursuant to Article Sixteenth of the Lennox Restated Certificate of Incorporation, "No sale, assignment, transfer or other disposition . . . shall be effective unless and until there is compliance with the . . . terms and conditions" set forth therein. The Restated Certificate of Incorporation of Lennox is attached hereto and incorporated herein as Exhibit A.

         The parties hereto understand and agree that the Pledgor's rights in and to the Pledged Stock and any rights of the Bank thereto created as a result of the Loan and the Security Agreement are expressly conditioned upon the above conditions set forth and referenced above in this Paragraph 1.

         2. Disposition of Pledged Stock. At any time after the occurrence of an Event of Default as defined in the Loan Agreement (a "Loan Agreement Default"), the Bank shall have the right to demand and require Lennox to perform one of the following: (a) within sixty (60) days of such demand, procure a ready and willing buyer for the Pledged Stock at the Value (as defined in


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the Loan Agreement) of such shares; (b) within thirty (30) days of such demand, purchase from the Bank the Pledged Stock at the Value of such shares; or (c) if at the time of a Loan Agreement Default, Lennox's common stock is listed for trading on a stock exchange or other recognized securities market and has an average daily trading volume of 25,000 shares, then as soon as is practicable, but within one hundred twenty (120) days of such demand, register the Pledged Stock pursuant to the Securities Act of 1933; provided that (i) Lennox shall have the option to perform under clause (a), (b) or (c) above so long as performance is completed within the number of days specified (during which time interest shall continue to accrue on the Note at the Default Rate [as defined in the Note]) and (ii) neither the buyer under clause (a) above nor Lennox under clause (b) above shall be required to purchase Pledged Stock in excess of the number of shares pledged to secure the Note and required to pay Bank an amount equal to the aggregate amount of the then outstanding indebtedness secured by the Pledged Stock. Notwithstanding anything else to the contrary herein, Lennox shall not be required to take any action pursuant to this Agreement that would cause Lennox to be in default under (i) the Revolving Credit Agreement dated as of December 4, 1991, as the same may have heretofore been amended or may hereafter be amended, among Lennox, the banks named on the signature pages thereof, and The Northern Trust Company, as Agent, or (ii) any note purchase agreements entered into in December 1991, December 1993, and July 1995, between Lennox and various note purchasers, as in effect on the date hereof, where the outstanding amount of a long term note issued thereunder exceeds Five Million Dollars ($5,000,000.00).

         If a Loan Agreement Default shall occur, the Bank shall also have the right, subject to the conditions set forth in Paragraph 1 hereof, to procure a buyer for the Pledged Stock; provided that the Bank shall first offer the shares of the Pledged Stock to Lennox, whether or not the aggregate Value of the Pledged Stock shall be sufficient to pay in full all then outstanding indebtedness secured by the Pledged Stock, and provided, further, that Bank's obligation to make such offer shall terminate in the event Lennox fails to exercise its right of first refusal by paying Bank the Value of the Pledged Stock in cash within thirty (30) days of such offer.

         3. Method of Demand. The right to demand performance by Lennox as described in Paragraph 2 hereof shall be exercised by Bank giving written notice to Lennox (at the address set forth in Paragraph 9(b) below) of the Loan Agreement Default and the Bank's demand for such performance by Lennox. Any delay by Bank in exercising such right after the occurrence of a Loan Agreement Default shall not operate as a waiver of such right or any other right provided for herein. Upon receipt of such demand, Lennox shall advise the Bank in writing within ten (10) business days whether it intends to perform under clause (a),
(b) or (c) of Paragraph 2 hereof, whereupon Lennox shall promptly commence said performance and shall diligently pursue completion of its performance.

         4. Method of Payment. The purchase price of the Pledged Stock (the "Purchase Price") shall be its Value as provided in Paragraph 2 hereof, and the full Purchase Price shall be paid to the Bank in cash on the Closing Date as set forth in Paragraph 5 below.

         5. Closing Date. Any purchase of the Pledged Stock by Lennox or a buyer procured by Lennox pursuant to Paragraph 2 hereof shall occur in Dallas, Texas at the principal office of Bank or such other address in Dallas, Texas as Bank shall designate, on a date mutually agreed by Bank and Lennox, which date shall be not later than the last date for performance by Lennox or such buyer under Paragraph 2 hereof (the "Closing Date"). At the closing, Bank shall deliver the certificates being purchased, duly endorsed or with duly completed stock powers, and the buyer of the Pledged Stock shall deliver to Bank, the Purchase Price required to be paid on the Closing Date pursuant to Paragraph 4 above, which shall be payable through a wire transfer or a cashier's check in United States dollars from a bank acceptable to Bank.

         6. Representations, Warranties and Covenants

                  (a) This Agreement has been duly authorized by all corporate action necessary on the part of Pledgor and Lennox, respectively. This Agreement constitutes a valid and binding agreement of Pledgor and Lennox, and is enforceable against Pledgor and Lennox, respectively, in accordance with its terms, except that such enforceability may be affected by (i) general principles of equity (regardless of whether relief is sought in an action at law or in equity) and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting enforcement of creditors' rights generally.

                  (b) Pledgor hereby agrees that the disposition of the Pledged Stock in the manner and on such terms as are provided in this Agreement shall be deemed for all purposes as a "commercially reasonable" sale as required by the


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         Texas Business and Commerce Code, regardless of whether the book, market or other value of the Pledged Stock is equal to, above or below the Purchase Price.

                  (c) BANK HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER CONCERNING THE INVESTMENT VALUE OF THE PLEDGED STOCK. THE PLEDGOR AND LENNOX AGREE THAT THIS AGREEMENT CONTEMPLATES THAT NEITHER PLEDGOR NOR LENNOX SHALL BE ENTITLED TO ASSERT ANY SUCH REPRESENTATION OR WARRANTY BY BANK, AT ANY TIME. PLEDGOR AND LENNOX AGREE TO INDEMNIFY AND HOLD BANK HARMLESS WITH RESPECT TO ANY CLAIM MADE BY ANY PARTY HERETO, OR ANY SUCCESSOR OR ASSIGN, ASSERTING SUCH A REPRESENTATION OR WARRANTY BY BANK.

                  (d) Each of the parties hereto agree to undertake such additional agreements, execute such additional documents, and do such other acts and things as may be reasonably required to effect the purposes of this Agreement.

                  (e) To the extent that any provision of this Agreement is in conflict with any provision in any prior agreement between Pledgor and Lennox, this Agreement shall control.

                  (f) Lennox shall promptly give written notice to Bank of any event of default under any loan or credit agreement or note purchase agreement between Lennox and a lender where the amount of debt outstanding under such agreement is at least Ten Million Dollars ($10,000,000).

                  (g) Pledgor shall reimburse Lennox for its reasonable out-of-pocket expenses (not including any Purchase Price paid by Lennox hereunder) in performing its obligations hereunder after an Event of Default has occurred.

                  (h) Pledgor represents and warrants that the Pledged Stock has not been pledged, assigned, hypothecated or transferred in any way for the benefit of any other party, and is not the subject of any security, pledge, hypothecation or similar agreement for the benefit of any other party, with the sole exception of the Other Security Agreement relating to the Pledgor's Loan (as such terms are defined below in Paragraph 9[h] of this Agreement).

         7. Breach of Agreement. It is agreed that a breach by Lennox in the performance of its obligations hereunder cannot be adequately measured or compensated in money damages, and that any such breach would do irreparable injury to Bank. It is therefore agreed that in the event of any breach or threatened breach by Lennox of any of the terms and conditions set forth herein, Bank shall be entitled, in addition to any and all rights and remedies to which it may otherwise be entitled at law or in equity, to apply for and obtain injunctive relief to restrain Lennox from committing such breach or threatened breach and from continuing any activity constituting such breach, and mandating that Lennox perform under this Agreement.

         8. Parties Bound. All representations, warranties, covenants and agreements made by or on behalf of Lennox and Pledgor shall bind Lennox and Pledgor and the heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers, and assigns of Pledgor and Lennox and inure to the benefit of the successors and assigns of Bank.

         9. Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither of Lennox nor Pledgor shall be permitted to assign or delegate its rights, privileges or obligations hereunder at any time, and shall be required to adhere to and carry out its duties as set forth herein. Any attempted assignment by Lennox or by Pledgor shall be null and void and shall not relieve such party of any of its obligations, responsibilities, representations and warranties contained in this Agreement.

                  (b) All notice and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid:

                                    If to Bank:       Compass Bank
                                    P.O. Box 650561
                                    Dallas, Texas 75265-0561
                                    Attention:  John Reichenbach

                                    If to Lennox:     Lennox International Inc.
                                    P.O. Box 799900
                                    Dallas, Texas 75379-9900
                                    Attention:  Chief Financial Officer


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                                    If to Pledgor:    A.O.C. Corporation
                                    2100 Lake Park Blvd.
                                    Richardson, Texas 75080
                                    Attention:  President

                  (c) This Agreement contains the entire agreement between the parties hereto with respect to the disposition of stock contemplated herein as the same relates to the Loan and supersedes all prior agreements or understandings, if any, between the parties hereto relating to the subject matter hereof in connection with the Loan, and may not be modified except by written agreement signed by all of the parties hereto.

                  (d) The captions of each paragraph hereof are entered as a matter of convenience only and shall not be considered to be of any effect in the construction of this Agreement.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS AND THE PLEDGOR, LENNOX AND THE BANK AGREE THAT DALLAS COUNTY, TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND THAT NO SUCH COURT IS AN INCONVENIENT FORUM. PLEDGOR, LENNOX AND BANK AGREE THAT SERVICE OF PROCESS UPON ANY OF THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESSES SPECIFIED ABOVE OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING HEREIN OR IN ANY OF THE NOTE OR SECURITY AGREEMENT SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (f) All representations and warranties contained herein shall survive the execution of this Agreement.

                  (g) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (h) It is understood and acknowledged that (i) the 30,000 shares of the Pledged Stock were previously pledged by Pledgor to Bank pursuant to a Security Agreement (the "Other Security Agreement") dated July 26, 1995 by and between Pledgor and Bank in connection with a term loan ("Pledgor's Loan") made by Bank to Pledgor at that time, (ii) this Agreement is not intended to supercede, replace, amend, alter or otherwise affect in any way the Other Security Agreement, Pledgor's Loan or the Stock Disposition Agreement (the "Other Stock Disposition Agreement") executed by Pledgor, the Bank and Lennox in connection with Pledgor's Loan, (iii) the rights and obligations of Pledgor and Lennox under this Agreement are unrelated to and completely independent of their respective rights and obligations under the Other Stock Disposition Agreement, and each of Pledgor and Lennox shall honor and perform its obligations hereunder without regard to the Other Stock Disposition Agreement, (iv) upon the occurrence of a Loan Agreement Default, Bank shall be entitled to exercise its rights and remedies hereunder and otherwise relating to the Loan and the subject matter of this Agreement without regard to the Other Stock Disposition Agreement, and (v) in the event that default situations should exist simultaneously under or with respect to both the Loan and the Pledgor's Loan, Bank shall be entitled, at its option and without limitation as to election of remedies or otherwise, to pursue its rights and remedies as to the Pledged


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         Stock under either this Agreement or the Other Stock Disposition
         Agreement, or under both of them, either simultaneously or independently of one another.

                  (i) Except in the event that a Loan Agreement Default, or a breach or threatened breach by Lennox in the performance of its obligations hereunder, shall have occurred and remain uncured, unperformed or otherwise unresolved at such time, this Agreement shall be deemed automatically terminated and of no further force or effect (except as otherwise expressly provided herein) on the date that (i) Pledged Stock becomes registered for resale under the Securities Act of 1933, as amended, and the common stock of Lennox is listed on a nationally recognized securities exchange or market (including the New York Stock Exchange or NASDAQ) and (ii) the average daily trading volume for such Lennox common stock has exceeded 25,000 shares (adjusted for any stock split after the date hereof) for at least ten
         (10) of the prior thirty (30) days.

         THIS STOCK DISPOSITION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF IN CONNECTION WITH THE LOAN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            LENNOX:          LENNOX INTERNATIONAL INC.


                            By: /s/ Clyde Wyant
                               ----------------------------------------------
                                    Clyde Wyant
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer

                            PLEDGOR:         A.O.C. CORPORATION


                            By: /s/ Clyde Wyant
                               ----------------------------------------------
                                    Clyde Wyant
                                    Vice President


                            BANK:     COMPASS BANK


                            By: /s/ John H. Reichenbach
                               ----------------------------------------------
                                    John H. Reichenbach
                                    Vice President


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                                    EXHIBIT A

                 Restated Certificate of Incorporation of Lennox








EXHIBIT A - Restated Certificate of Incorporation of Lennox